MERCATOR INTERNATIONAL OPPORTUNITY FUND 485APOS

Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Mercator International Opportunity Fund, a series of Collaborative Investment Series Trust, under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

September 14, 2020